As filed with the Securities and Exchange Commission on July 13, 2026

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CADRENAL THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	88-0860746
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306
Ponte Vedra, Florida 32082
(904) 300-0701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Quang X. Pham
Chairman and Chief Executive Officer
Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306
Ponte Vedra, Florida 32082
(904) 300-0701
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.
Melissa Palat Murawsky, Esq.
Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10020
Telephone: (212) 885-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until this registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 13, 2026

2,942,400 Shares
of Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 2,942,400 shares of common stock, par value $0.001 per share (the “Common Stock”), of Cadrenal Therapeutics, Inc. by the selling stockholders identified in this prospectus (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest, consisting of: (i) an aggregate of 2,880,000 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), series C-1 warrants (the “Series C-1 Warrants”) and series C-2 warrants (the “Series C-2 Warrants” and, together with the Series C-1 Warrants, the “Common Warrants”), which Pre-Funded Warrants and Common Warrants were purchased by a certain Selling Stockholder (the “Investor Selling Stockholder”) in a private placement transaction that closed on July 1, 2026 (the “PIPE Transaction”), pursuant to the terms of a securities purchase agreement, dated as of June 30, 2026 (the “Purchase Agreement”), that we entered into with the Investor Selling Stockholder; and (ii) an aggregate of 62,400 shares of Common Stock issuable upon the exercise of warrants (the “Placement Agent Warrants”) issued to designees (or their assignees) of H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) as partial compensation for Wainwright acting as placement agent in connection with the PIPE Transaction. The Pre-Funded Warrants, the Series C-1 Warrants and the Series C-2 Warrants are collectively referred to as the “Investor Warrants”). The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are referred to as the “Pre-Funded Warrant Shares,” the shares of Common Stock issuable upon exercise of the Series C-1 Warrants are referred to as the “Series C-1 Warrant Shares,” the shares of Common Stock issuable upon exercise of the Series C-2 Warrants are referred to as the “Series C-2 Warrant Shares,” (the Pre-Funded Warrant Shares, the Series C-1 Warrant Shares and the Series C-2 Warrant Shares are collectively referred to as the “Investor Warrant Shares”) and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants are referred to as the “Placement Agent Warrant Shares.”

We are filing this registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with the Selling Stockholders to provide for the resale by the Selling Stockholders of the shares of Common Stock offered hereby. See “Selling Stockholders” beginning on page 15 of this prospectus for more information about the Selling Stockholders. The registration of the shares of Common Stock to which this prospectus relates does not require the Selling Stockholders to sell any of their shares of Common Stock. We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares of Common Stock covered hereby. See “Use of Proceeds” beginning on page 9 of this prospectus.

The Selling Stockholders identified in this prospectus, or its pledgees, assignees, donees, transferees or their respective successors-in-interest, from time to time may offer and sell through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution” beginning on page 18 of this prospectus for more information about how the Selling Stockholders may sell their respective shares of Common Stock. The Selling Stockholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

In connection with the PIPE Transaction, we have agreed, pursuant to the terms of the Purchase Agreement, to bear all of the expenses in connection with the registration of the Investor Warrant Shares pursuant to this prospectus. The Selling Stockholders will pay or assume all commissions, discounts, fees of underwriters, agents, selling brokers or dealer managers and similar expenses, if any, attributable to their respective sales of the shares of Common Stock.

The Common Stock is listed on the Nasdaq Capital Market under the symbol “CVKD.” On July 10, 2026, the closing price of the Common Stock on the Nasdaq Capital Market was $2.89 per share.

Investing in our Common Stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, as described beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is              , 2026

i

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus and the documents incorporated by reference into this prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

The Selling Stockholders are offering the shares of Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares of Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

Neither we nor any Selling Stockholders has authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement or in any related free-writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor any Selling Stockholders take any responsibility for, or provides any assurance as to the reliability of, any information other than the information in this prospectus, any prospectus supplement or in any related free-writing prospectus filed by us with the SEC. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Cadrenal,” “the Company,” “we,” “us,” “our” and similar references refer to Cadrenal Therapeutics, Inc., an entity incorporated under the laws of the State of Delaware.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control), and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We believe these factors include, but are not limited to, risk and uncertainties discussed under the heading “Risk Factors” in the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained or incorporated by reference in this prospectus to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Our current product candidates are undergoing clinical development and have not been approved by the Food and Drug Administration (“FDA”) or the European Commission. These product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authorities nor marketed anywhere in the world.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included or incorporated important factors in the cautionary statements included or incorporated in this document, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in, or incorporated by reference into, this prospectus.

Overview

We are a late-stage biopharmaceutical company advancing novel therapies for life-threatening immune and thrombotic conditions. Our lead program, CAD-1005, is being investigated as a first-in-class 12-lipoxygenase (“12-LOX”) inhibitor for heparin-induced thrombocytopenia (“HIT”), a deadly immune-mediated thrombotic disorder, and Cardiac Surgery-Associated Acute Kidney Injury (CSA-AKI). CAD-1005 has received Orphan Drug and Fast Track designations from the U.S. Food and Drug Administration and orphan drug status from the European Medicines Agency. Second-generation 12-LOX oral therapeutics are also in development for chronic indications.

Our broader pipeline includes tecarfarin, a late-stage oral vitamin K antagonist designed to prevent heart attacks, strokes, and deaths from blood clots in patients requiring chronic anticoagulation, including those with end-stage kidney disease, those with left ventricular assist devices, and potentially, those with Kawasaki disease, an acute self-limited febrile illness that primarily affects children <5 years old, and the leading cause of acquired heart disease in developed countries.

Recent Developments

PIPE Transaction

On June 30, 2026, we entered into the Purchase Agreement with the Investor Selling Stockholder, pursuant to which we issued and sold in the PIPE Transaction (i) Pre-Funded Warrants to purchase up to 960,000 shares of Common Stock, (ii) Series C-1 Warrants to purchase up to 960,000 shares of Common Stock, and (iii) Series C-2 Warrants to purchase up to 960,000 shares of Common Stock, at a combined purchase price of $3.1249 per Pre-Funded Warrant and accompanying Common Warrants). The PIPE Transaction closed on July 1, 2026. For a more detailed description of the PIPE Transaction, see “Description of the PIPE Transaction” elsewhere in this prospectus.

April 2026 Warrant Inducement

On March 31, 2026, we entered into a warrant inducement letter agreement (the “Inducement Agreement”) with a holder of warrants to purchase shares of our Common Stock, which warrants were issued in a private placement offering that closed on November 4, 2024 (the “Existing Warrants”). Pursuant to the Inducement Agreement, on April 1, 2026, the holder of the Existing Warrants exercised for cash the Existing Warrants to purchase 571,430 shares of Common Stock, at the adjusted exercise price of $4.50 per share (reduced from the initial exercise price of $16.50 per share) and, in consideration for the investor’s exercise of the Existing Warrants, we issued to such investor new unregistered Series B-1 Common Stock purchase warrants (the “Series B-1 Warrants”) to purchase an aggregate of 571,430 shares of Common Stock and new unregistered Series B-2 Common Stock purchase warrants (the “Series B-2 Warrants” and, together with the Series B-1 Warrants, the “New Warrants”) to purchase an aggregate of 571,430 shares of Common Stock. The New Warrants are immediately exercisable at an exercise price of $4.50 per share. The Series B-1 Warrants and the Series B-2 Warrants are exercisable for a term of five (5) years and eighteen (18) months, respectively, from the date that a resale registration statement registering the resale of the shares of Common Stock issuable upon exercise of the New Warrants (the “Resale Registration Statement”) is declared effective by the SEC. The Resale Registration Statement was declared effective on April 29, 2026.

Corporate Information

We were incorporated as a Delaware corporation in January 2022. Our principal executive offices are located at 822 A1A North, Suite 306, Ponte Vedra, Florida 32082, and our telephone number is (904) 300-0701. Our website address is www.cadrenal.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase Common Stock.

Additional Information

Our website address is www.cadrenal.com. We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other materials with the SEC. We are subject to the informational requirements of the Exchange Act and will file or furnish reports, proxy statements and other information with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at www.cadrenal.com/sec-filings. Information contained on our website is intended for informational purposes only and is not incorporated by reference into this prospectus, and it should not be considered to be part of this prospectus or the registration statement of which this prospectus forms a part. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov.

Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	requiring only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” in our Securities Act filings;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002 (“SOX”).

We may take advantage of these exemptions until such time that we are no longer an “emerging growth company.” We will continue to remain an “emerging growth company” until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on Common Stock) or a public float (based on Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders

2,942,400 shares, consisting of: (i) 960,000 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants; (ii) 960,000 shares of Common Stock issuable upon the exercise of Series C-1 Warrants; (iii) 960,000 shares of Common Stock issuable upon the exercise of Series C-2 Warrants, and (ii) an aggregate of 62,400 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

Common Stock outstanding prior to this offering	3,098,592 shares of Common Stock outstanding as of July 10, 2026.

Common Stock to be outstanding after this offering(1)	6,040,992 shares of Common Stock, assuming the exercise in full of the Investor Warrants and the Placement Agent Warrants.

Registration Rights

Under the terms of a registration rights agreement, dated June 30, 2026 (the “Registration Rights Agreement”) that we entered into with the Investor Selling Stockholder, we agreed to file a registration statement to register the resale of the Investor Warrant Shares (the “Resale Registration Statement”) as soon as practicable (and in any event within 15 calendar days following the date of the Registration Rights Agreement), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 45 calendar days (or, in the event of a full review, 75 calendar days) following the date of the Registration Rights Agreement and to keep the Resale Registration Statement effective until the earlier of (i) the date on which the Investor Warrant Shares may be resold by the Investor Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Investor Warrants and the Investor Warrant Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. We are filing this registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with the Investor Selling Stockholder and to provide for the resale by the Selling Stockholders of the shares of Common Stock offered hereby.

Use of Proceeds

The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from any cash exercise of the Investor Warrants and the Placement Agent Warrants. See “Use of Proceeds.” We intend to use the proceeds from any cash exercise of the Investor Warrants and the Placement Agent Warrants for working capital and general corporate purposes.

Plan of Distribution

The Selling Stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock offered hereby from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Risk Factors

See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Nasdaq Capital Market trading symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CVKD.”

(1)	The number of shares of Common Stock to be outstanding after this offering is based on 2,506,817 shares of Common Stock outstanding as of March 31, 2026, and excludes, as of that date:

●	403,000 shares of Common Stock issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $17.41 per share;

●	1,044,167 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock outstanding, with a weighted-average exercise price of $14.90 per share (which does not include the shares of Common Stock issuable upon the exercise of the Investor Warrants and the Placement Agent Warrants issued in the PIPE Transaction, which were not outstanding as of March 31, 2026, but are assumed to be exercised for purposes of this prospectus); and

●	264,587 shares of Common Stock available for future issuance under the 2022 Successor Equity Incentive Plan (the “2022 Plan”).

RISK FACTORS

Our business, results of operations and financial condition and the industry in which we operate are subject to various risks. Accordingly, investing in our securities involves a high degree of risk. This prospectus does not describe all of those risks. You should consider the risk factors described in this prospectus below, as well as those described under the caption “Risk Factors” in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, together with the other information contained or incorporated by reference in this prospectus.

We have described below and, in the documents incorporated by reference herein, the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any amendment to this prospectus or any prospectus supplement. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have limited available operating capital, and we will be required to raise additional capital shortly after the current offering.

Our cash requirements may vary from those now planned depending upon numerous factors. We expect to require additional capital for clinical trials until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. Such financing may not be available to us on acceptable terms, or at all. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans. These matters raise substantial doubt about our ability to continue as a going concern, and if we are unable to raise required capital, we may be unable to continue the operation of our business as currently planned or to seek strategic alternative transactions.

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering the resale of shares of Common Stock, including shares of Common Stock issuable upon the exercise of the Investor Warrants and the Placement Agent Warrants. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of Common Stock.

We have filed the registration statement of which this prospectus forms a part to register up to an aggregate of 2,942,400 shares of our Common Stock offered hereunder for sale into the public market by the Selling Stockholders. Upon issuance, these shares will represent 49% of our outstanding shares of Common Stock, and if sold in the market all at once or at about the same time, could depress the market price of our Common Stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of Common Stock.

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of Common Stock and 7,500,000 shares of preferred stock. In certain circumstances, shares of Common Stock and preferred stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our Board of Directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of Common Stock and preferred stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

If you purchase shares of Common Stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

Assuming that the Investor Warrant Shares and the Placement Agent Warrant Shares are sold at the exercise price of the Investor Warrants and the Placement Agent Warrants, respectively, the sale price of the Investor Warrant Shares or the Placement Agent Warrant Shares will be substantially higher than the as adjusted pro forma net tangible book value per share of Common Stock, and you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on an offering price equal to the exercise price per share of the Investor Warrants and the Placement Agent Warrants, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution per share with respect to the as adjusted pro forma net tangible book value of the Common Stock. To the extent that outstanding options or warrants are exercised, investors purchasing Common Stock in this offering may experience further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results.

We have broad discretion to determine how to use the proceeds, if any, resulting from the cash exercise of warrants, and may use them in ways that may not enhance our operating results or the price of the Common Stock.

Our management will have broad discretion over the use of proceeds, if any, resulting from any cash exercise of the Investor Warrants or the Placement Agent Warrants, and we could spend such proceeds in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from such warrant exercises for cash, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page 9 of this prospectus for additional details. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds from this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We have never declared or paid cash dividends on the Common Stock and do not anticipate paying cash dividends on the Common Stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors, subject to limitations under applicable law. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in Common Stock.

The Series C-1 Warrants will not become exercisable unless and until we obtain stockholder approval, which we may not obtain.

The Series C-1 Warrants issued in the PIPE Transaction will become exercisable only on the effective date of stockholder approval of the issuance of the shares of Common Stock issuable upon their exercise, and will expire five years after the later of that Stockholder Approval Date and the effective date of a resale registration statement registering the underlying shares. We cannot assure you that we will obtain the required stockholder approval. If our stockholders do not approve the issuance, the Series C-1 Warrants will not become exercisable, we may be required to call one or more additional stockholder meetings to seek approval and incur the associated costs and delay, and the shares of Common Stock underlying the Series C-1 Warrants may not be issued, registered for resale or sold. Any of these outcomes could adversely affect the value of the Series C-1 Warrants and our ability to realize the anticipated proceeds from their exercise.

We will be required to pay liquidated damages if we fail to meet specified filing and effectiveness deadlines pursuant to the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, we agreed to file a Resale Registration Statement covering the resale of the Investor Warrant Shares within 15 days following the date of the Registration Rights Agreement and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 45 calendar days (or, in the event of a full review, 75 calendar days) following the date of the Registration Rights Agreement and to keep the Resale Registration Statement effective until the earlier of (i) the date on which the Investor Warrant Shares may be resold by the Investor Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Investor Warrants and the Investor Warrant Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. While we have complied with the first filing deadline upon the filing of this registration statement, if we fail to satisfy these effectiveness deadlines (or additional filing deadlines that may arise in the future), or if sales cannot be made under the registration statement after it is declared effective (subject to certain limited exceptions), we have agreed to pay the Investor Selling Stockholder liquidated damages equal to 1.0% of the aggregate amount invested per 30-day period (pro rated for any portion thereof), subject to an aggregate maximum cap of 6.0%. Any such payments would reduce the cash available to fund our operations.

We have agreed to restrictions on issuing securities and entering into variable rate transactions that may limit our ability to raise additional capital when needed.

In connection with the PIPE Transaction, subject to certain exceptions, we agreed not to issue any shares of Common Stock or Common Stock equivalents or file any new registration statement until 60 days after the Effective Date (as such term is hereinafter defined), and we agreed not to enter into any variable rate transaction for a period of one year following the Effective Date, subject to a limited exception permitting sales under our at-the-market facility with Wainwright beginning 60 days after the Effective Date. Our directors and officers also entered into 60-day lock-up agreements. Because we expect to require substantial additional capital in the near term, these restrictions could prevent us from raising capital on favorable terms, or at all, during the restricted periods, which could adversely affect our liquidity and our ability to fund our operations and planned clinical trials.

Beneficial ownership limitations may restrict holders from exercising the warrants.

We are prohibited from effecting an exercise of any Pre-Funded Warrant, Common Warrant or Placement Agent Warrant to the extent that, after giving effect to the exercise, the holder together with its affiliates would beneficially own more than 9.99%, 4.99% or 4.99%, respectively, of the shares of Common Stock outstanding immediately after giving effect to the exercise, which limitation the holder may adjust upon notice but not in excess of 9.99%. As a result, a holder may be unable to exercise its warrants at a time when it would otherwise wish to do so, which may limit the holder’s ability to realize value and could affect the timing and volume of resales of the underlying shares.

In the event of certain fundamental transactions, we may be required to make a significant cash payment to the holders of the Common Warrants.

In the event of certain fundamental transactions, the holders of the Common Warrants will have the right to require us to pay the Black Scholes value of their Common Warrants, calculated pursuant to a formula set forth in the Common Warrants. Any such payment could require a significant cash outlay at a time when our cash resources are limited, could reduce the consideration otherwise available to our stockholders in the transaction, and could make us a less attractive acquisition candidate or otherwise adversely affect the terms of a potential transaction.

There is no public market for the Investor Warrants or the Placement Agent Warrants, and such warrants may expire worthless.

There is no established public trading market for the Investor Warrants or the Placement Agent Warrants, and we do not intend to list any of them on any securities exchange or other trading market, so there may be no liquidity for these warrants. If the market price of our Common Stock does not exceed the applicable exercise price of each Investor Warrant or Placement Agent Warrant during the period such warrants are exercisable, they may have little or no value and may expire worthless.

DESCRIPTION OF THE PIPE TRANSACTION

On June 30, 2026, we entered into the Purchase Agreement with the Investor Selling Stockholder, pursuant to which we issued and sold, in the PIPE Transaction, a private placement priced at-the-market under the rules of the Nasdaq Stock Market, (i) Pre-Funded Warrants to purchase up to 960,000 shares of Common Stock, (ii) Series C-1 Warrants to purchase up to 960,000 shares of Common Stock and (iii) Series C-2 Warrants to purchase up to 960,000 shares of Common Stock, at a combined purchase price of $3.1249 per Pre-Funded Warrant and accompanying Common Warrants.

The PIPE Transaction was consummated on July 1, 2026 (the “Closing Date”), upon the satisfaction of customary closing conditions, at which time the Pre-Funded Warrants and Common Warrants were delivered to the Investor Selling Stockholder. The aggregate gross proceeds to us from the PIPE Transaction were approximately $3.0 million, before deducting placement agent fees and other offering expenses. We intend to use the net proceeds from the PIPE Transaction for working capital purposes.

Terms of the Warrants

The Series C-1 Warrants have an exercise price of $3.00 per share, are exercisable beginning on the effective date of stockholder approval of the issuance of the Series C-1 Warrant Shares (the “Stockholder Approval Date”) and will expire five years after the later of (i) the Stockholder Approval Date and (ii) the effective date of a resale registration statement registering for resale all of the Series C-1 Warrant Shares.

The Series C-2 Warrants have an exercise price of $3.00 per share, are exercisable immediately upon issuance and will expire twenty-four months after the Effective Date. The term “Effective Date” is defined in the Purchase Agreement to be the earliest of the date that (a) the initial registration statement registering for resale all Pre-Funded Warrant Shares and Series C-2 Warrant Shares has been declared effective by the SEC, (b) all of the Investor Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for us to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date, provided that a holder of Investor Warrant Shares is not an affiliate of ours, or (d) all of the Investor Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act, without volume or manner-of-sale restrictions.

The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately upon issuance and will not expire until exercised in full.

The Pre-Funded Warrants may be exercised on a cashless basis at any time. The Common Warrants may be exercised on a cashless basis only if there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of Common Stock issuable upon exercise thereof. We are prohibited from effecting an exercise of any Pre-Funded Warrant or Common Warrant to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 9.99% or 4.99%, respectively, of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

Pursuant to the terms of the Common Warrants, in the event of a Fundamental Transaction (as such term is defined in the Common Warrants), the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Common Warrants with the same effect as if such successor entity had been named in the Common Warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then a holder of the Common Warrants will be given the same choice as to the consideration it receives upon any exercise of the Common Warrants following such Fundamental Transaction. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Common Warrants will have the right to require the Company or a successor entity to purchase the Common Warrant for cash in the amount of the Black Scholes Value (as defined in the Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in the Company’s control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the Common Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Pursuant to the terms of the Pre-Funded Warrants, in the event of a Fundamental Transaction (as such term is defined in the Pre-Funded Warrants), the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then a holder of the Pre-Funded Warrants will be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrants following such Fundamental Transaction.

The securities sold in the PIPE Transaction were offered in a private placement pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and, along with the Investor Warrant Shares and the Placement Agent Warrant Shares, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Registration Rights Agreement

In connection with the PIPE Transaction, on June 30, 2026, we also entered into the Registration Rights Agreement with the Investor Selling Stockholder, pursuant to which we agreed to register for resale the Investor Warrant Shares held by the Investor Selling Stockholder.

Under the Registration Rights Agreement, we agreed to file a registration statement covering the resale of the Investor Warrant Shares within 15 days following the date of the Registration Rights Agreement and to use reasonable efforts to cause it to become effective as soon as practicable, but no later than the 45th calendar day (or, in the event of a full review by the SEC, the 75th calendar day) following the date of the Registration Rights Agreement, and to keep it effective until the Investor Warrant Shares have been sold or may be resold under Rule 144 without restriction. If we do not comply with specified filing or effectiveness deadlines set forth in the Registration Rights Agreement, we have agreed to pay liquidated damages equal to 1.0% of the aggregate amount invested by the Investor Selling Stockholder in the Investor Warrants per 30-day period (pro rated for any portion thereof), subject to an aggregate maximum cap of 6.0%. We are filing this registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with the Investor Selling Stockholder and to provide for the resale by the Selling Stockholders of the shares of Common Stock offered hereby.

Placement Agent Compensation

Wainwright acted as the exclusive placement agent for us, on a reasonable best-efforts basis, in connection with the PIPE Transaction, pursuant to an engagement agreement dated August 14, 2025, as amended. As compensation for its services, we paid Wainwright a cash placement agent fee equal to 7.0% of the gross proceeds of the PIPE Transaction, a management fee equal to 1.0% of the gross proceeds of the PIPE Transaction, $25,000 for non-accountable expenses and $50,000 for legal fees and other out-of-pocket expenses. In addition, on the Closing Date, we delivered to designees of Wainwright (or their assignees), Placement Agent Warrants to purchase up to an aggregate of 62,400 shares of Common Stock, equal to 6.5% of the aggregate number of Pre-Funded Warrant Shares sold in the PIPE Transaction. The Placement Agent Warrants have substantially the same terms as the Series C-1 Warrants, except that they are immediately exercisable for a term of five years from the Effective Date and have an exercise price of $3.9063 per share.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Series C-1 Warrants, the Series C-2 Warrants, the Registration Rights Agreement and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to such agreements and warrants, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and are incorporated by reference herein.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from the cash exercise of the Investor Warrants and the Placement Agent Warrants. If all of the Investor Warrants are exercised for cash, we would receive approximately $5.8 million in proceeds and if all of the Placement Agent Warrants are exercised for cash, we would receive additional proceeds of approximately $244,000. We currently intend to use the net proceeds from such cash exercises, if any, for working capital and general corporate purposes. We have not determined the amount of net proceeds from such cash exercise, if any, to be used specifically for any particular purposes.

The expected use of net proceeds from the cash exercise of the Investor Warrants and the Placement Agent Warrants represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from such cash exercise, if any. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies that are definitive or probable to close.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Common Stock to be sold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, the Selling Stockholders will bear any underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our Common Stock.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends on our Common Stock in the foreseeable future. Investors should not purchase our Common Stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

DETERMINATION OF THE OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock or by negotiations between the Selling Stockholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

Our net tangible book value as of March 31, 2026 was approximately $1.8 million, or $0.72 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of Common Stock outstanding as of March 31, 2026. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the net tangible book value per share of Common Stock immediately after this offering.

Our pro forma net tangible book value as of March 31, 2026 was approximately $4.1 million, or $1.33 per share. Pro forma net tangible book value represents net tangible book value adjusted to take into account, subsequent to March 31, 2026, our issuance of: (i) 571,430 shares of Common Stock in connection with a warrant inducement transaction that we consummated on April 1, 2026 and our receipt of approximately $2.2 million in net proceeds in connection therewith; and (ii) 20,345 shares of Common Stock in our at-the-market offering with Wainwright and our receipt of approximately $88,500 in net proceeds in connection therewith.

After giving effect to the pro forma adjustments described in the preceding sentence and (i) the issuance of 960,000 shares of Common Stock upon the assumed exercise of the Pre-Funded Warrants and our assumed receipt of $96.00 in net proceeds from the exercise thereof; (ii) the issuance of 960,000 shares of Common Stock upon the assumed exercise of the Series C-1 Warrants and our assumed receipt of approximately $2.9 million in estimated net proceeds from the exercise thereof; (iii) the issuance of 960,000 shares of Common Stock upon the assumed exercise of the Series C-2 Warrants and our assumed receipt of approximately $2.9 million in estimated net proceeds from the exercise thereof, and (iv) the issuance of 62,400 shares of Common Stock upon the assumed exercise of the Placement Agent Warrants and our assumed receipt of approximately $244,000 in estimated net proceeds from the exercise of the Placement Agent Warrants, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $10.1 million, or $1.67 per share.

Assuming the sale price of the Common Warrant Shares and Placement Agent Warrant Shares in this offering is their respective exercise price, this represents an immediate increase in net tangible book value of approximately $0.34 per share of Common Stock to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $1.33 per share of Common Stock to investors purchasing Common Warrant Shares and $2.2363 to investors purchasing Placement Agent Warrant Shares in this offering. The following table illustrates this per share dilution:

Exercise price of the Common Warrants			$3.00
Exercise price of the Placement Agent Warrants			$3.9063
Pro forma net tangible book value per share as of March 31, 2026		1.33
Increase in pro forma net tangible book value per share attributable to this offering		$0.34
As adjusted pro forma net tangible book value per share as of March 31, 2026, after giving effect to this offering	$		$1.67
Dilution in net tangible book value per share to investors purchasing Common Warrant Shares in this offering			$1.33
Dilution in net tangible book value per share to investors purchasing Placement Agent Warrant Shares in this offering			$2.2363

The table and discussion above are based on 2,506,817 shares of Common Stock issued and outstanding as of March 31, 2026 and excludes, as of that date:

●	403,000 shares of Common Stock issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $17.41 per share;

●	1,044,167 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase shares of Common Stock with a weighted-average exercise price of $14.90 per share (which excludes the shares of Common Stock issuable upon the exercise of the Investor Warrants and the Placement Agent Warrants issued in the PIPE Transaction, which were not outstanding as of March 31, 2026, but are assumed to be exercised for purposes of this prospectus); and

●	264,587 shares of Common Stock reserved for future issuance under our 2022 Plan.

To the extent that any outstanding options are exercised, new options or shares of restricted stock are issued under our equity incentive plans, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public offering price, there will be further dilution to investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, the relevant provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and Delaware corporate law. You are strongly encouraged to read our Certificate of Incorporation and our Bylaws in their entirety for a complete description of the rights and preferences of the securities described below, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of:

●	75,000,000 shares of Common Stock, par value $0.001 per share; and

●	7,500,000 shares of preferred stock, par value $0.001 per share.

Certain provisions of our Certificate of Incorporation and our Bylaws summarized below, and under Delaware law, may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock.

Common Stock

We are authorized to issue 75,000,000 shares of Common Stock, par value $0.001 per share.

We are authorized to issue one class of Common Stock. Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our Certificate of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Our directors are elected by a plurality of the votes cast by the stockholders entitled to vote at our annual meeting of stockholders and are not entitled to cumulative voting rights. Holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor. The payment of dividends, if any, on shares of our Common Stock are subject to the prior payment of dividends on any outstanding preferred stock, of which there is none. Upon our liquidation or dissolution, the holders of our Common Stock are entitled to receive a pro rata portion of all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time. The holders of our Common Stock have no preemptive, subscription or redemption rights, and have no rights to convert their Common Stock into any other securities. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of our Common Stock be issued. In addition, the rights of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

No shares of preferred stock are outstanding as of the date of this offering. Our Board of Directors is authorized, without action by our stockholders, to designate and issue up to 7,500,000 shares of preferred stock in one or more series. Our Board of Directors has the right to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of designated preferred stock. Our Board of Directors is able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Forum Selection

Our Certificate of Incorporation and Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or our stockholders; (iii) any action asserting a claim arising pursuant to the provisions of the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine of the State of Delaware; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, or the Company consents in writing to the selection of an alternative forum, such action may be brought in another state or federal court sitting in the State of Delaware. Our Certificate of Incorporation and Bylaws also provide that the federal district courts of the United States of America are the exclusive forum for the resolution of any complaint asserting a cause of action against under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Nothing in our Certificate of Incorporation or Bylaws preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

Anti-Takeover Provisions

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Classified Board of Directors

Our board of directors is divided into three classes serving three-year terms, with one class being elected each year by a plurality of the votes cast by the stockholders entitled to vote on the election.

Proposals of Business and Nominations

Our Bylaws generally regulates proposals of business and nominations for election of directors by stockholders. In general, Section 5 requires stockholders intending to submit proposals or nominations at a stockholders’ meeting to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business or nomination as well as information regarding the proposed business or nominee. Section 5 also provides a time period during which business or nominations must be provided to the Company that creates a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Blank Check Preferred Stock

Our board of directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval.

Board Vacancies

Our Bylaws generally provide that only our board of directors (and not the stockholders) may fill vacancies and newly created directorships.

Stockholder Action by Written Consent

Our Certificate of Incorporation and our Bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting.

Special Meetings of Stockholders

Our Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our board of directors, Chairman of the board of directors, or our Chief Executive Officer.

Amendment of Certificate of Incorporation or Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all our stockholders would be eligible to cast in an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

Our Bylaws provide indemnification for our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. The indemnification agreements that we have entered into with each of our current executive officers and that we intend to enter into with each of our directors and executive officers may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the Delaware General Corporation Law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, subject to certain exceptions in which case the director or officer would be personally liable. An officer may not be exculpated for any action brought by or in the right of the corporation. A director may not be exculpated for improper distributions to stockholders. Further, pursuant to Delaware law a director or officer may not be exculpated for:

●	any breach of his or her duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

●	any transaction from which the director or officer derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding.

We have entered into separate indemnification agreements with each of our current executive officers and plan to enter into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees) judgments, fines and amounts paid in settlement (if such settlement is approved in advance by us) actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Stockholders’ Derivative Actions

Under the Delaware General Corporation Law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon 97214.

Trading Symbol and Market

The Common Stock is listed on the Nasdaq Capital Market under the symbol “CVKD.”

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon exercise of the Investor Warrants and the Placement Agent Warrants. For additional information regarding the issuances of the Investor Warrants and the Placement Agent Warrants, see “Description of the PIPE Transaction” elsewhere in this prospectus. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares of Common Stock for resale from time to time.

The Investor Selling Stockholder has not had any material relationship with us within the past three years other than Investor Selling Stockholder’s purchase of the Investor Warrants in the PIPE Transaction, and the Investor Selling Stockholder’s participation in the July 2023 Private Placement, the November 2024 Warrant Inducement and the April 2026 Warrant Inducement, as such terms are defined below. No Selling Stockholder currently holds, nor has any Selling Stockholder held within the past three years, any position or office with us or any of our predecessors or affiliates. Except for the ownership of the Placement Agent Warrants, the remaining Selling Stockholders have not had any material relationship with us within the past three years other than as set forth below. Within the past three years, Wainwright has:

●	served as our placement agent in connection with the PIPE Transaction, for which Wainwright received compensation, a management fee, the reimbursement of certain expenses and legal fees, and the Placement Agent Warrants, as more fully described under the section “Description of the PIPE Transaction” included elsewhere in this prospectus;

●	served as our placement agent in connection with a warrant inducement transaction consummated on April 1, 2026 (the “April 2026 Warrant Inducement”), for which Wainwright received compensation consisting of a cash fee of 7.0% of the aggregate proceeds raised in the April 2026 Warrant Inducement, a management fee, reimbursement of certain expenses and legal fees, and the issuance of warrants (the “April 2026 PA Warrants”) to purchase up to an aggregate of 37,143 shares of Common Stock;

●	served as our placement agent in connection with a registered direct offering and concurrent private placement consummated on December 16, 2025 (the “December 2025 Offerings”), for which Wainwright received compensation consisting of a cash fee of 7.0% of the aggregate gross proceeds of the December 2025 Offerings, a management fee equal to 1.0% of the aggregate gross proceeds of the December 2025 Offerings, reimbursement of certain expenses and legal fees, and the issuance of warrants (the “2025 PA Warrants”) to purchase up to an aggregate of 13,479 shares of Common Stock;

●	served as our placement agent in connection with a warrant inducement transaction consummated on November 4, 2024 (the “November 2024 Warrant Inducement”), for which Wainwright received compensation, consisting of a cash fee of 7.0% of the aggregate gross proceeds raised in the November 2024 Warrant Inducement, reimbursement of certain expenses and legal fees, and the issuance of warrants (the “2024 PA Warrants”) to purchase up to an aggregate of 18,571 shares of Common Stock;

●	served as sales agent pursuant to an At the Market Offering Agreement, dated March 11, 2024, relating to the sale of shares of our Common Stock, from time to time through or to Wainwright, acting as sales agent or principal, pursuant to which Wainwright has received and is entitled to receive compensation of 3.0% of the gross sales price of all shares sold thereunder; and

●	served as our placement agent in connection with a private placement transaction consummated on July 14, 2023 (the “July 2023 Private Placement”), for which Wainwright received compensation, consisting of a cash fee of 7.5% of the aggregate gross proceeds raised in the July 2023 Private Placement, of which 25% was paid to a financial advisor, a management fee equal to 1.0% of the gross proceeds raised in the July 2023 Private Placement, reimbursement of certain expenses and legal fees, and the issuance of warrants (the “2023 PA Warrants”) to purchase up to an aggregate of 18,572 shares of Common Stock.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column entitled “Number of Shares of Common Stock Beneficially Owned Prior to This Offering” lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, as of July 10, 2026, based upon information provided to us by the Selling Stockholders and our records, assuming the exercise in full of the Investor Warrants and Placement Agent Warrants held by the Selling Stockholders on that date and including the shares of Common Stock issuable upon such exercise, without regard to any limitations on exercises. As of July 10, 2026, we had 3,098,592 shares of Common Stock outstanding.

The third column entitled “Maximum Number of Shares of Common Stock to be Sold in This Offering” lists the maximum number of shares of Common Stock being offered by this prospectus by the Selling Stockholders.

This prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Investor Warrants and the Placement Agent Warrants, determined as if the outstanding Investor Warrants and Placement Agent Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Purchase Agreement, without regard to any limitations on the exercise of the Investor Warrants and the Placement Agent Warrants. The fourth column entitled “Number of Shares of Common Stock Beneficially Owned After This Offering” and fifth column entitled “Percentage of Shares Beneficially Owned After This Offering” assume the sale of all of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus. Therefore, percentages in the fifth column are calculated based upon an outstanding number of shares of Common Stock of 6,040,992 since the fifth column assumes the issuance of 2,880,000 Investor Warrant Shares and 62,400 Placement Agent Warrant Shares, which are not currently outstanding.

Under the terms of the Common Warrants and the Placement Agent Warrants, the Selling Stockholders may not exercise the Common Warrants or the Placement Agent Warrants, as applicable, to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock that would exceed 4.99%, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised. Under the terms of the Pre-Funded Warrants, the Investor Selling Stockholder may not exercise the Pre-Funded Warrants to the extent such exercise would cause the Investor Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock that would exceed 9.99%, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to This Offering		Maximum Number of Shares of Common Stock to be Sold in This Offering(1)	Number of Shares of Common Stock Beneficially Owned After This Offering	Percentage of Shares Beneficially Owned after This Offering
Armistice Capital Master Fund Ltd.	4,022,860	(2)	2,880,000	317,277	4.99%
Augustus Trading LLC	72,475	(3)	40,014	32,461	*
Noam Rubinstein	47,302	(4)	19,656	27,646	*
Wilson Drive Holdings LLC	5,069	(5)	2,106	2,963	*
Charles Worthman	1,502	(6)	624	878	*

*	less than 1%

(1)	The shares listed for each Selling Stockholder in the column “Maximum Number of Shares of Common Stock to be Sold in this Offering” consist of the Investor Warrant Shares or the Placement Agent Warrant Shares issuable upon exercise of the Investor Warrants or the Placement Agent Warrants, as applicable, that were issued and sold in connection with the PIPE Transaction. The Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants are subject to a beneficial ownership limitation of 9.99%, 4.99% and 4.99%, respectively, which restricts the Selling Stockholders from exercising that portion of such warrants that would result in each Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation, which exercise limitation is not reflected in this column.

(2)	The shares listed in this column consist of 2,880,000 Investor Warrant Shares, as well as 1,142,860 shares of Common Stock issuable upon exercise of Series B-1 Warrants and Series B-2 Warrants purchased in the April 2026 Warrant Inducement (which are subject to a beneficial ownership limitation of 4.99%), without regard to any beneficial ownership limitations. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, New York 10022.

(3)

The shares listed in this column consist of 40,014 Placement Agent Warrant Shares, as well as 23,818 shares of Common Stock issuable upon exercise of the April 2026 PA Warrants and 8,643 shares of Common Stock issuable upon exercise of the 2025 PA Warrants, without regard to any beneficial ownership limitations. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaims any beneficial ownership of these securities. The business address of Augustus Trading LLC is 600 Lexington Avenue, 32nd floor, New York, NY 10022.

(4)	Mr. Rubinstein is affiliated with H.C. Wainwright & Co., LLC. H.C. Wainwright & Co., LLC is a registered broker-dealer and has a business address of c/o H.C. Wainwright & Co., LLC 430 Park Ave, 3rd Floor, New York, NY 10022. The shares listed in this column include 19,656 Placement Agent Warrant Shares, as well as an aggregate of 27,646 shares of Common Stock issuable upon exercise of the April 2026 PA Warrants, the 2025 PA Warrants, the 2024 PA Warrants and the 2023 PA Warrants, without regard to any beneficial ownership limitations. Mr. Rubinstein has the voting and dispositive power over the securities held and he has acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, he had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(5)	The shares listed in this column include: (i) 2,106 Placement Agent Warrant Shares, 1,254 shares of Common Stock issuable upon exercise of the April 2026 PA Warrants and 455 shares of Common Stock issuable upon exercise of the 2025 PA Warrants, which are held by Wilson Drive Holdings LLC; and (ii) an aggregate of 1,254 shares of Common Stock issuable upon exercise of 2024 PA Warrants and 2023 PA Warrants held by Craig Schwabe, without regard to any beneficial ownership limitations. Wilson Drive Holdings LLC has a business address of 600 Lexington Avenue, 32nd floor, New York, NY 10022. Craig Schwabe is the managing member of Wilson Drive Holdings LLC and has the power to vote and dispose the securities held by him and Wilson Drive Holdings LLC. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(6)	Mr. Worthman is affiliated with H.C. Wainwright & Co., LLC. H.C. Wainwright & Co., LLC is a registered broker dealer and has a business address of c/o H.C. Wainwright & Co., LLC 430 Park Ave, 3rd Floor, New York, NY 10022. The shares listed in this column include 624 Placement Agent Warrant Shares, as well as an aggregate of 878 shares of Common Stock issuable upon exercise of the April 2026 PA Warrants, the 2025 PA Warrants, the 2024 PA Warrants and the 2023 PA Warrants, without regard to any beneficial ownership limitations. Mr. Worthman has the voting and dispositive power over the securities held and he has acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, he had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Investor Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Investor Warrant Shares may be resold by the Investor Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Investor Warrants and the Investor Warrant Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of the Common Stock being offered by this prospectus have been passed upon for us by Blank Rome LLP, New York, New York.

EXPERTS

WithumSmith+Brown, PC, our independent registered public accounting firm, has audited the financial statements of Cadrenal Therapeutics, Inc. included in our Annual Report on Form 10-K as of December 31, 2025 and 2024, and for the years ended December 31, 2025, and December 31, 2024, as set forth in their report, which includes an explanatory paragraph about the existence of substantial doubt concerning Cadrenal Therapeutics, Inc. ability to continue as a going concern, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on WithumSmith+Brown, PC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, which are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our Internet website address is www.cadrenal.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the securities offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-41596):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 31, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 7, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on February 24, 2026, March 12, 2026 (other than as indicated therein), April 1, 2026, April 30, 2026 (other than as indicated therein), June 3, 2026, June 18, 2026 (other than as indicated therein); June 29, 2026 and July 1, 2026; and

●	The description of the Common Stock is set forth in our registration statement on Form 8-A filed with the SEC on January 17, 2023, as updated by the description of the Common Stock filed as Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 13, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306
Ponte Vedra, Florida 32082
(904) 300-0701
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at www.cadrenal.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

2,942,000 Shares of Common Stock

PROSPECTUS

           , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

Item	Amount
SEC registration fee	$856
Legal fees and expenses	30,000
Accounting fees and expenses	5,000
Miscellaneous fees and expenses	4,144
Total	$40,000

Item 15. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The certificate of incorporation of the registrant provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, the bylaws of the registrant require the registrant to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides that the registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

As permitted by the Delaware General Corporation Law, we have entered into separate indemnification agreements with each of our directors and certain of our officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers.

We have an insurance policy in place that covers under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In any underwriting agreement, securities purchase agreement, placement agency agreement or similar agreement that we may enter into in connection with the sale of certain securities being registered hereby, the underwriter, purchase, or placement agent will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(a)(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a)(5)	(i)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(a)(5)	(ii)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant (Incorporated by reference as Exhibit 4.1 to the Current Report on Form 8-K filed on July 1, 2026)
4.2	Form of Series C-1 Warrant (Incorporated by reference as Exhibit 4.2 to the Current Report on Form 8-K filed on July 1, 2026)
4.3	Form of Series C-2 Warrant (Incorporated by reference as Exhibit 4.3 to the Current Report on Form 8-K filed on July 1, 2026)
4.4	Form of Placement Agent Warrant (Incorporated by reference as Exhibit 4.4 to the Current Report on Form 8-K filed on July 1, 2026)
10.1	Form of Securities Purchase Agreement, dated June 30, 2026, by and between Cadrenal Therapeutics, Inc. and the purchaser named therein (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed on July 1, 2026)
10.2	Form of Registration Rights Agreement, dated June 30, 2026, by and between Cadrenal Therapeutics, Inc. and the purchaser named therein (Incorporated by reference as Exhibit 10.2 to the Current Report on Form 8-K filed on July 1, 2026)
5.1*	Opinion of Blank Rome LLP
23.1*	Consent of WithumSmith+Brown, P.C., Independent Registered Public Accounting Firm
23.2*	Consent of Blank Rome LLP (See Exhibit 5.1 above)
24.1*	Power of Attorney (included on signature page of this Registration Statement)
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra, State of Florida, on July 13, 2026.

CADRENAL THERAPEUTICS, INC.

By:	/s/ Quang X. Pham
Name:	Quang X. Pham
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Quang X. Pham his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quang X. Pham	Chairman of the Board and Chief Executive Officer	July 13, 2026
Quang X. Pham	(Principal Executive Officer)

/s/ John P. Sharp	Interim Chief Financial Officer	July 13, 2026
John P. Sharp	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lee Golden	Member of the Board of Directors	July 13, 2026
Lee Golden

/s/ John R. Murphy	Member of the Board of Directors	July 13, 2026
John R. Murphy

/s/ Glynn Wilson	Member of the Board of Directors	July 13, 2026
Glynn Wilson